===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant                         [x]
Filed by a Party Other than Registrant      [ ]

Check the Appropriate Box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only as listed by Rule 14a-6(e)(2)0
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Exchange Act rule 14a-11(c) or 14a-12

                                   LEXENT INC.
                (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than
                                 the Registrant)

Payment of Filing fee (Check the appropriate  box)
[x] No Fee  Required
[ ] Fee computed on table below
    Title of each class of securities to which transaction applies:
Aggregate Number of Securities to which transaction applies:
Per unit price or the underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):
Proposed maximum aggregate value of transaction: $
Total fee paid: $
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
Amount Previously Paid:  $_______________.
Form, Schedule or Registration Statement No.:  ________
Filing Party:

===============================================================================

                                   LEXENT INC.
                              THREE NEW YORK PLAZA
                            NEW YORK, NEW YORK 10004

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 2002


To the Stockholders of Lexent Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of LEXENT INC., a Delaware corporation (the "Company"), will be held on Monday, May 13, 2002 at the hour of 10:30 a.m. Eastern Daylight Time, at the Digital Sandbox, 55 Broad Street, 4th Floor, New York, New York 10004, for the following purposes:

     (1) To elect three Class I directors for terms expiring in 2005;

     (2) To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and

     (3) To transact such other business as may properly come before the Meeting.

     Only Stockholders of record at the close of business on March 15, 2002 are entitled to notice of, and shall be entitled to vote at, the Meeting or any postponements or adjournments thereof.

     You are requested to fill in, date and sign the enclosed proxy card(s), which are being solicited by the Company's Board of Directors. The prompt return of your proxy will save the Company the expense of further requests for proxies. Submitting a proxy will not prevent you from voting in person, should you so desire.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED. YOU MAY NOT VOTE YOUR SHARES OF STOCK AT THE ANNUAL MEETING UNLESS YOU ARE PRESENT IN PERSON OR REPRESENTED BY PROXY. STOCKHOLDERS ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY RETURNED A PROXY CARD.

                                       By Order of the Board of Directors,


                                       /s/ Noah Franzblau
                                       --------------------------
                                       Noah Franzblau
                                       Secretary

Dated: April 15, 2002

                                   LEXENT INC.
                              THREE NEW YORK PLAZA
                            NEW YORK, NEW YORK 10004

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 2002

GENERAL

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Lexent Inc. (the "Company"), to be used at the Annual Meeting of Stockholders (the "Meeting") to be held on May 13, 2002 at 10:30 a.m. Eastern Daylight Time at the Digital Sandbox, 55 Broad Street, 4th Floor, New York, New York 10004 and at any postponements or adjournments thereof. Only Stockholders of record at the close of business on March 15, 2002 are entitled to vote at the Meeting or any postponements or adjournments thereof.

     Proxies will be solicited by mail, and the Company will pay all expenses of preparing and soliciting these proxies. The approximate date on which this Proxy Statement and the enclosed form of proxy cards were first sent or given to Stockholders was April 15, 2002.

     A proxy card is enclosed. Whether or not you plan to attend the Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope provided to ensure that your shares will be voted at the Meeting.

     Stockholders who execute proxies retain the right to revoke them by written notice to the Secretary of the Company, by executing a later-dated proxy or by attending the Meeting and voting in person. Unless a proxy is so revoked, the person designated as proxy in any duly executed proxy card received, will vote on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such proxy or, in the absence of specified instructions, will vote for the named nominees to the Company's Board of Directors and in favor of each of the proposals indicated on such proxy. The Board of Directors does not know of any other matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable.

     The total number of shares of the Company's Common Stock outstanding as of March 15, 2002 was 41,741,793 shares. There are no shares of Preferred Stock outstanding. Each share of Common Stock is entitled to one non-cumulative vote. A majority of the shares of Common Stock outstanding and entitled to vote must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

     A list of Stockholders entitled to vote at the Meeting will be available at the Company's offices, Three New York Plaza, New York, New York 10004 for a period of ten days prior to the Meeting and at the Meeting itself for examination by any Stockholder.

PURPOSE OF THE MEETING

     At the Meeting, the Company's Stockholders will be asked (a) to elect three Class I directors for terms expiring in 2005; (b) to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and (c) to transact any such other business as may properly come before the Meeting or any postponement or adjournment thereof. Management reserves the right to withdraw any of these proposals from consideration prior to the actual vote thereupon.

VOTING AND SOLICITATION OF PROXIES

     All shares of Common Stock represented at the Meeting by properly executed proxies received prior to the vote at the Meeting, unless previously revoked (as described immediately below), will be voted in accordance with the instructions thereon. If a properly signed proxy is returned and no instructions are given, proxies will be voted FOR (i) the election of the nominees named herein as members of the Board and (ii) the ratification of PricewaterhouseCoopers LLP as the Company's independent certified public accountants. No matters other than those referred to above are presently scheduled to be considered at the Meeting.

     Only votes cast "for" a matter constitute affirmative votes. Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes and abstentions are not included in the tabulation of the voting results on the election of directors or matters requiring approval of a majority of the votes cast for or against a matter and, therefore, do not have the effect of votes in opposition in such tabulations. The votes required with respect to the matters set forth in the Notice of Annual Meeting of Stockholders are set forth below.

     Stockholders giving proxies may revoke them at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at Three New York Plaza, New York, New York 10004 prior to the Meeting either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares; or by attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy).

     Proxies are being solicited by and on behalf of the Board of Directors of the Company. The Company will solicit proxies by mail, and the directors, officers and employees of the Company may also solicit proxies by telephone, telegram  or  personal  interview.  Those  persons  will  receive no  additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses. The Company will bear the costs of preparing and mailing the proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of shares of Common Stock. Such persons will be paid reasonable out-of-pocket expenses.

VOTE REQUIRED

     If a quorum is present at the meeting, the following votes are required to approve each proposal, respectively:

     Proposal 1:    The  affirmative  vote of a majority of the votes cast shall be sufficient to elect each nominee on the Company's slate of directors.

     Proposal 2:    The  affirmative  vote of a majority of the votes cast shall
                    be     sufficient     to    ratify    the    selection    of
                    PricewaterhouseCoopers LLP as the Company's independent certified public accountants for the fiscal year ending
                    December 31, 2002.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The first matter that stockholders will be asked to vote upon at the Annual Meeting is the election of three Class I Directors for a term expiring at the annual meeting of stockholders to be held in the year 2005.

     Pursuant to the Second Amended and Restated By-Laws of the Company, as amended on August 14, 2000, at the first meeting held for election of the Board of Directors, there were elected Directors of the first class ("Class I
Directors") for a term of one-year; Directors of the second class ("Class II Directors") for a term of two-years; and Directors of the third class ("Class III Directors") for a term of three years. At each annual election thereafter, successors to the class of Directors whose terms expire that year shall be elected to hold office for a term of three years. Those Class I Directors elected at the Annual Meeting held on May 3, 2001 have a term which expires at the Annual Meeting to be held on May 13, 2002. Each director's term is subject to the election and qualification of his or her successor, or prior termination of service in accordance with the Company's certificate of incorporation, by-laws and applicable law.

     In October of 2001, the Board of Directors voted to increase the size of our Board from seven members to eight. One of our current Directors, Kathleen Perone, was elected to the Board of Directors as a Class II Director in October 2001, and has been elected as a member of the Compensation Committee.

     The following individuals serve as members of the Company's Board of Directors. L. White Matthews, III, Kevin M. O'Kane and Walter C. Teagle, III serve as Class I Directors and their term will expire at the annual meeting in 2002. Richard L. Schwob, Richard Smith and Kathleen Perone serve as Class II Directors and their term will expire at the annual meeting in 2003. Hugh J. O'Kane, Jr. serves as a Class III Director and his term will expire at the annual meeting in 2004. Peter O. Crisp, who was serving as a Class III Director, resigned from the Company's Board of Directors effective March 4, 2002. Mr. Crisp was a member of the Audit Committee. The Board intends to name a new member of the Audit Committee at its first meeting after the Annual Meeting.

     The following individuals have been nominated by the Board of Directors' Nominating Committee for election at the Annual Meeting:

Nominees for Class I Directors:

      L. White Matthews III (1) (2)....56    Director
      Kevin M. O'Kane..................49    President, Chief Executive Officer,
                                             Vice Chairman and Director
      Walter C. Teagle III.............52    Director and Executive Vice
                                             President, Administration

--------------
(1) Member of Compensation Committee
(2) Member of Audit Committee

INFORMATION CONCERNING NOMINEES

     Nominees for Class I Directors:

     L. White Matthews, III has been a Director since September 1998. He is the former Chief Financial Officer and Director of two public corporations. He served as Executive Vice President, Chief Financial Officer and a Director of Ecolab Inc., a global marketer of cleaning and sanitation products and services from July 1999 to August 2001. Prior to that, he held various positions with Union Pacific Corporation and was the corporation's Chief Financial Officer for nine years and a member of the Board of Directors. Mr. Matthews holds a BS from Hampden-Sydney College and an MBA from the University of Virginia Darden School of Business. He is also a Director of Nortrax, Inc.

     Kevin M. O'Kane has approximately 16 years experience in the telecommunications industry and has been our President and Chief Executive Officer since March 31, 2001. Prior to this position, Mr. O'Kane was our Chief Operating Officer, and he has been a Director since our inception. In February 2000, he was appointed Vice Chairman of our Board of Directors. Prior to our founding, and since joining his family's business in 1976, Mr. O'Kane held various positions in our predecessor company, most recently as its Vice President. Mr. O'Kane holds a BS in accounting from Boston College.

     Walter C. Teagle, III has approximately six years experience in the infrastructure services industry and has been a Director since September 1998 and served as an Executive Vice President from February 2000 to January 2001. From February 2001 until January of 2002, Mr. Teagle was on a paid leave of absence. He returned to Lexent as an Executive Vice President and resumed responsibility for numerous administration and corporate development initiatives. From June 1999 through January 2000, Mr. Teagle was the President of our subsidiary National Network Technologies LLC. Prior to joining our company, Mr. Teagle was the President and Chief Executive Officer of Metro Design Systems Inc., an engineering and design firm which was acquired by us in September 1999.

Mr. Teagle also serves as a Director of the First of Long Island Corporation. Mr. Teagle holds a BS in economics from the University of Maryland and an MBA in finance from the University of Pennsylvania Wharton School.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF
                DIRECTORS OF THE COMPANY OF EACH OF THE NOMINEES

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

Hugh J. O'Kane, Jr. has approximately 16 years experience in the telecommunications industry and has been Chairman of the Board of Directors since our inception. From our inception to February 2000, he also served as our President and Chief Executive Officer. Prior to our founding, and since joining his family's business in 1973, Mr. O'Kane held various positions in our predecessor company, most recently as its Vice President. Mr. O'Kane holds a BS in finance from Boston College.

     Kathleen Perone has over 20 years of experience in the telecommunications and satellite communications industry and joined the Lexent Board of Directors in October 2001. Ms. Perone is a founding partner and managing director of Acappella Ventures, LLC, a venture capital firm focusing on early stage telecom and technology infrastructure companies. Ms. Perone has held various senior level positions at Level 3 Communications, WorldCom, Inc., MFS Communications and Cable and Wireless. While employed at Level 3 Communications, Inc., Ms. Perone was the President of the North American division, the largest operating division of Level 3 Communications. Ms. Perone serves on the Board of Directors for Focal Communications, Infocrossing, and Con Edison Communications, a wholly owned subsidiary of Consolidated Edison, Inc. She is also on the advisory board of Tellium, Inc. and a trustee of the Gemini Foundation. Ms. Perone graduated from Rutgers College in New Jersey with a B.A. in Business Administration.

     Richard L. Schwob has been a Director since March 2000. He has served as Vice President, Sales and Marketing of Marconi Communications, an international supplier of high performance broadband solutions, since November 1999. Prior to that, he held various positions with Marconi, most recently as Vice President, General Manager for the Power and Outside Plant business units. Mr. Schwob holds a BS from Drake University and completed the Advanced Management Program at Harvard University Graduate School of Business. He has held board positions with the Alliance for Telecommunications Industry Solutions and is currently an advisory board member for the International Engineering Consortium.

     Richard W. Smith has been a Director since July 1998. He is an individual general partner of the general partners of Allegra Capital Partners IV, L.P., Allegra Capital Partners III L.P., Lawrence, Tyrrell, Ortale & Smith II, L.P. and Lawrence, Tyrrell, Ortale & Smith, L.P., each a venture capital investment firm. He is also Chairman of both Ixnet, Inc. and IPC Communications, Inc. He is also a director of several private companies. Mr. Smith co-authored the book Treasury Management: A Practitioner's Hand-Book. He holds a BA from Harvard University.

     Hugh J. O'Kane, Jr., the Chairman of our board, and Kevin M. O'Kane, the Vice Chairman of our board and our Chief Operating Officer, are brothers.

Director Meetings

     The Board of Directors held eight meetings during the year ended December 31, 2001. All of the directors were present at each such meeting either in person or through teleconference with the exception of two meetings where one director was not present.

Report of the Compensation Committee

     The Compensation Committee (the "Committee") of the Board of Directors of the Company for fiscal 2001 consisted of L. White Matthews, Richard W Smith and Thomas Hallagan until the company's annual meeting on May 3, 2001. After that date, Walter Teagle replaced Mr. Hallagan. Subsequently, Kathleen Perone replaced Walter Teagle effective December 11, 2001. The Committee's responsibilities include determining the compensation of the Company's executive officers, making recommendations to the Board of Directors with regard to the adoption of new employee benefit plans, and administering and making awards under the Company's compensation and stock option plans. No member, while serving on this Committee, was concurrently an officer or employee of the Company during fiscal 2001. During fiscal 2001, the committee held six meetings. All members attended all meetings.

     The Compensation Committee assists the Board of Directors in determining compensation levels for principal officers of the Company, employment terms and, on a quarterly basis, stock option grants. The policy of the Compensation Committee is to develop a compensation program that is designed to attract and retain highly qualified executives and also motivate the executive officers so that the Company may achieve its strategic goals. The Compensation Committee also believes that it is appropriate to codify its principles and adopted a charter on December 18, 2000.

     The principal components of the Company's compensation program consist of base salaries, cash bonuses and stock options. The Company's compensation program is designed to align management and stockholder interests by providing incentive compensation through stock option awards and performance-based bonuses. The Committee receives input from the Company's Chief Executive Officer and other senior managers in the Company and reviews their proposals concerning executive compensation before making a final determination concerning the scope and nature of compensation arrangements.

     Base salaries for key employees are reviewed by the Committee on an annual basis in conjunction with the Company's annual budget for the upcoming fiscal year. The Company's philosophy is to provide base salaries at a level comparable to positions of similar responsibility in similar companies and industries in order to retain the services of key employees who are in a position to make significant contributions to the Company's attainment of its objectives.

     During fiscal 1999, the Company established an annual incentive compensation plan which provides bonus opportunities for the Company's key executive personnel based on three criteria: (1) the Company's overall financial performance relative to the budget for a given fiscal year as approved by the Board of Directors, (2) the financial performance of individual business units of the Company for executives directly involved with the operation of those units, and (3) a qualitative assessment by the Committee of individual performance not directly measurable by financial results pursuant to recommendations made by the Chief Executive Officer and other senior managers in the Company.

     Payments for fiscal year 2000 under the annual incentive compensation plan paid during fiscal 2001 ranged from 40% to 56% of base salary for executives other than the Chief Executive Officer and the Chairman. The purpose of the Plan is to reward employees who have made significant contributions to the Company's achievement of its objectives and to provide an incentive for further contributions. No bonuses were paid under the plan to executives of the Company for fiscal 2001.

                                       COMPENSATION COMMITTEE
                                       Richard W.  Smith, Chairman
                                       Kathleen Perone
                                       L. White Matthews

Report of the Audit Committee

     In 2001, the Audit Committee of the Board of Directors (the Committee) was composed of Messrs. Matthews, Crisp and Schwob. Each member of the Committee is an independent director as defined by Securities and Exchange Commission (the Commission) rules. The Committee met four times during 2001, including one meeting held by telephone conference call. The Committee is charged, among other things, with:

         - Reviewing and recommending to the Board of Directors the independent auditor to audit the Company's financial statements;

         - Reviewing and discussing with the independent auditors the matters required to be discussed by Statement of Accounting Standards No. 61 (Communication with Audit Committees (SAS 61);

         - Receiving from the independent auditor a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1; discussing with the independent accountant the independent accountant's independence; and recommending that the Board take appropriate action to oversee the independence of the independent auditor;

         - Reviewing expenses paid on behalf of or reimbursed to the Company's Chairman and Chief Executive Officer;

         -  Reviewing  with  the  independent   auditor  the  Company's  interim
         financial results to be included in the Company's quarterly reports on Form 10-Q for filing with the Commission;

         - Discussing with management and the independent auditor the quality and adequacy of the Company's internal controls; and

         - Reviewing press releases of the Company's quarterly results with management and outside auditors prior to issuance.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements, and with the independent auditors, PricewaterhouseCoopers LLP ("PWC"). The Committee has discussed with PWC the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the company's financial statements. The Committee has also received written disclosure and the letter from PWC required by Independence Standards Board Standard No. 1, which relates to the auditor's independence from the Company and its related entities, and has discussed with PWC that firm's independence. The Committee also considered whether PWC's provision of non-audit services to the Company in 2001, which included a businessman's review of a proposed acquisition, is compatible with PWC's independence.


     Based on the considerations referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2001 and that PWC be appointed independent auditors for the Company for 2002. The foregoing report is provided by the following independent directors, who constitute the Audit Committee.

                                       AUDIT COMMITTEE
                                       L. White Matthews, III, Chairman
                                       Peter O. Crisp
                                       Richard L. Schwob

Director Compensation

     Each director who is not also an employee or an affiliate of a principal stockholder of our company received options to purchase shares of our common stock under our stock option plan upon becoming a director. Each director also receives cash remuneration for specific actions they performed on our behalf. In 2001, each of these directors received a fee of $1,500 per quarter for each quarter served as a member of the board, $750 for each board meeting attended in person and $500 for each board meeting attended telephonically, $500 for each attended meeting of a committee on which the director served and $250 for each committee meeting attended telephonically. We also agreed to provide these members a $1,000 per day fee in the event we imposed upon these members specific advisory responsibilities outside the scope of the normal responsibilities of a member of our board of directors.

     In addition to the cash remuneration described above, each director shall receive options to purchase shares of common stock under our stock option plan for each year served as a member of our board. The amount of each of these grants is determined by the board or appointed committee or committees on the date of grant. In April of 2001, each outside director was granted 5,000 options with an exercise price of $3.0625.

Compensation Committee Interlocks And Insider Participation

     Prior to January 1999, all compensation decisions relating to our executive officers were made solely by our board of directors. Upon formation of our Compensation Committee and through December 31, 2001, the Compensation Committee made recommendations regarding the compensation of our executive officers. Mr. Smith is a general partner of the general partnership of each of the funds affiliated with Allegra Capital Partners.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2002. Such firm, which has served as the Company's independent auditors since August 1998, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

     Unless instructed to the contrary, the person named in the enclosed proxy intends to vote the same in favor of the ratification of PricewaterhouseCoopers LLP as the Company's independent auditors.

     A representative of PricewaterhouseCoopers LLP is expected to attend the Meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from Stockholders.

         THE BOARD OF DIRECTORS RECOMENDS A VOTE FOR RATIFICATION OF THE
           APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains information, as of March 15, 2002, about the beneficial ownership of our common stock for:

         - each person who beneficially owns more than five percent of the common stock;

         - each of our directors;

         - the named executive officers; and

         - all directors and executive officers as a group.

     Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 41,741,793 shares of common stock outstanding as of March 15, 2002. Fractional shares have been rounded to the nearest whole number.

NAME AND ADDRESS                              NUMBER OF SHARES    PERCENTAGE OF SHARES
OF BENEFICIAL OWNER(1)                        BENEFICIALLY OWNED       OUTSTANDING
----------------------                        ------------------  ---------------------
Kevin M. O'Kane (2) ........................      11,532,465             27.62%
Hugh J. O'Kane, Jr.(3) .....................      10,513,319             25.19%
Abbott Capital 1330 Investors I, L.P. ......       6,827,564             16.36%
   1330 Avenue of the Americas, Suite 2800
   New York, New York 10019
Allegra Capital Partners III, L.P.(4) ......       3,837,060              9.19%
   515 Madison Avenue -- 29th Floor
   New York, New York 10022
Walter C. Teagle III(5) ....................         483,068              1.18%
L. White Matthews III(6) ...................          74,897               *
Richard L. Schwob(7) .......................          34,012               *
Richard W. Smith(8) ........................       3,837,060              9.19%
Kathleen Perone(9) .........................           2,500               *
Victor DeJoy(10) ...........................         329,417               *
Jonathan Stern (11) ........................         204,167               *
All current directors and executive officers
   as a group  (10 persons)(12) ............      26,008,659             62.31%

---------------
*    Represents beneficial ownership of less than 1%.

     (1) Unless otherwise indicated, the address for each person or entity named above is c/o Lexent Inc., Three New York Plaza, New York, New York 10004.

     (2) Includes 37,275 shares subject to options exercisable within 60 days of March 15, 2002, an aggregate 600,000 shares held in trust for Kevin O'Kane's children for which Mr. O'Kane is co-trustee and 1,008,746 shares held in trust for Hugh O'Kane's family for which Mr. O'Kane is co-trustee.

     (3) Includes 37,275 shares subject to options exercisable within 60 days of March 15, 2002, an aggregate 600,000 shares held in trust for Hugh O'Kane's children for which Mr. O'Kane is co-trustee and 1,008,746 shares held in trust for Hugh O'Kane's family for which Mr. O'Kane's wife is co-trustee.

     (4) Includes 674,584 shares held by Allegra Capital Partners IV, L.P. Richard Smith, one of our directors, is a general partner of the general partner of each of the venture capital funds affiliated with Allegra Capital Partners. Mr. Smith disclaims beneficial ownership of the shares held by Allegra Capital Partners III, L.P. and Allegra Capital Partners IV, L.P.

     (5) Includes 196,668 shares subject to options exercisable within 60 days of March 15, 2002 and 36,500 shares held in trust for Mr. Teagle's children.

     (6) Includes 37,397 shares subject to options exercisable within 60 days of March 15, 2002.

     (7) Includes 34,012 shares subject to options exercisable within 60 days of March 15, 2002.

     (8) Includes 3,162,476 shares held by Allegra Capital Partners III, L.P. and 674,584 shares held by Allegra Capital Partners IV, L.P. Mr. Smith is a general partner of the general partner of each of the venture capital funds affiliated with Allegra Capital Partners and disclaims beneficial ownership of the shares held by these entities.

     (9) Includes 2,500 shares subject to options exercisable within 60 days of March 15, 2002.

     (10) Includes 329,417 shares subject to options exercisable within 60 days of March 15, 2002

     (11) Includes 96,042 shares subject to options exercisable within 60 days of March 15, 2002.

     (12) Includes 772,836 shares subject to options exercisable within 60 days of March 15, 2002.

EXECUTIVE OFFICERS

     The current executive officers of the Company are as follows:

     Name                             Age  Position
     ----                             ---  --------
     Hugh J. O'Kane, Jr.............  51   Chairman of the Board
     Kevin M. O'Kane................  49   President, CEO, Vice Chairman and Director
     Victor P. DeJoy................  33   Executive Vice President, Engineering
     Jonathan H. Stern..............  57   Executive Vice President and Chief Financial Officer
     Walter C. Teagle, III..........  52   Executive Vice President, Administration and Director
     Noah Franzblau.................  33   Secretary and Deputy General Counsel

     For the biographical summaries of Mr. Kevin M. O'Kane and Mr. Walter C. Teagle, III, see "Information Concerning Nominees" above. For the biographical summary of Mr. Hugh J. O'Kane, Jr., see "Other Information Regarding the Board of Directors and Committees."

     Victor P. DeJoy has approximately 11 years experience in the telecommunications industry and has been the Executive Vice President of our company in charge of design, engineering and program management services since December 1999. Prior to joining our company, he served as the Northeastern Regional Vice President of Engineering and Operations at Nextlink Communications since March 1998. From May 1992 through March 1998, Mr. DeJoy held various positions with TCG, most recently as its Vice President of National Provisioning Center. Mr. DeJoy holds a BS in electrical engineering from Rutgers College of Engineering.

     Jonathan H. Stern has approximately 20 years experience in the telecommunications industry and has been Executive Vice President and Chief Financial Officer since September 1998. Prior to joining our company, he served as Vice President and Controller of International Specialty Products Inc., a NYSE-listed chemical manufacturer since 1990. Prior to that, he was Vice President and Controller of Western Union Corp., a telecommunications provider. Mr. Stern holds a BA in economics from Brooklyn College and an MBA in finance from New York University, and he is also a CPA.

     Noah Franzblau has been the Secretary of the Company since January 1, 2002. He also serves as Deputy General Counsel and has been employed by the Company since August 2000. Prior to joining our company, he served as an Associate Attorney with the law firm of Riker, Danzig, Scherer, Hyland & Peretti, LLP. Mr. Franzblau holds a B.A. from Tufts University and a JD/MBA from the University of Denver.

EXECUTIVE COMPENSATION AND OTHER MATTERS

     Set forth below is the aggregate compensation for services rendered in all capacities to the Company during its fiscal years ended December 31, 2001 and 2000 by its Chief Executive Officer(s) and the four other highest-paid executive officers whose compensation exceeded $100,000 during its fiscal year ended
December 31, 2001. These individuals are referred to as the Named Executive Officers. The compensation described in this table does not include medical or other benefits that are available generally to all of our salaried employees or certain perquisites or other personal benefits received that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION/
                                                                                   SECURITIES
NAME AND                  FISCAL                               OTHER ANNUAL        UNDERLYING        ALL OTHER
PRINCIPAL POSITION         YEAR       SALARY      BONUS       COMPENSATION(1)        OPTIONS       COMPENSATION
------------------         ----       ------      -----       ---------------     -------------    ------------
Hugh O'Kane,               2001      $280,000         ---         $5,100
Chairman of the Board      2000      $265,000    $350,000         $5,100            60,000                 ---
                           1999      $265,000    $400,000         $4,800                                   ---

Kevin O'Kane,              2001      $280,000         ---         $5,100                                   ---
Vice Chairman (and         2000      $265,000    $350,000         $5,100            60,000                 ---
President and Chief        1999      $265,000    $400,000         $4,800
Executive Officer from
March 30, 2001)

Alf T. Hansen,             2001      $120,000         ---         $5,100            150,000           $387,500
President Chief            2000      $217,200    $650,000         $5,100          1,245,000                ---
Executive Officer through
March 30, 2001(4)

Joseph Haines,             2001      $260,000         ---         $5,100                                   ---
Executive Vice President,  2000      $240,000    $185,000         $5,100           --- (6)
Operations(5)

Victor DeJoy,              2001      $255,000         ---         $5,100                                   ---
Executive Vice President,  2000      $226,200    $185,000         $5,100           --- (6)
Engineering

Jonathan Stern,            2001      $255,000         ---         $5,100
Executive Vice             2000      $240,000    $130,000         $5,100           --- (6)
President and Chief        1999      $205,100     $50,000         $4,800
Financial Officer

1 Compensation in this column reflects contributions made by us to our 401(k) plan on behalf of each of the named executive officers.

2   Bonuses for the year 2000 were paid in 2001.

3   No bonuses for were paid for the year 2001.

4 Mr. Hansen resigned as our President and Chief Executive Officer on March 30, 2001. All other compensation for 2001 includes severance pay of $320,000 and consulting payments of $67,500 from April through December 2001.

5 Mr. Haines resigned as our Executive Vice President, Operations on March 6, 2002.

6 Excludes 25,000 options, 25,000 options, and 20,000 options for Messrs. Haines, DeJoy and Stern, respectively, granted in 2000 which were tendered and canceled on September 24, 2001 pursuant to an offer by the Company to exchange outstanding options with exercises prices of $13.50 or higher for new options to be granted on March 25, 2002 to optionees still employed at that date equal to the number of options previously tendered by each optionee. The exercise price of the new options will be the closing market price on March 25, 2002 and the new options will vest as if the tendered options had not been canceled.

                  OPTION GRANTS IN YEAR ENDED DECEMBER 31, 2001

     The following table sets forth information regarding stock options granted by the Company during the fiscal year ended December 31, 2001 to each or any of the Named Executive Officers:

                                       INDIVIDUAL GRANTS
                    --------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                       NUMBER OF      % OF TOTAL                              AT ASSUMED ANNUAL RATES OF
                       SECURITIES      OPTIONS                                 STOCK PRICE APPRECIATION
                       UNDERLYING     GRANTED IN    EXERCISE                     FOR OPTION TERM ($)(2)
                    OPTIONS GRANTED   FISCAL 2001     PRICE      EXPIRATION   --------------------------
     NAME                 (#)            (%) (1)     ($/SH)         DATE            5%            10%
     ----           ---------------    -------      --------     ----------      ---------     ---------
Alf T. Hansen (3)        150,000        3.6         23.2500       02/01/11       2,191,500     6,447,000

(1)      Based on a total of 539,850 options granted in 2001.

(2) The fair market value ("FMV") was determined as the closing price on the date of grant. The potential realizable values under such options are shown based on assumed rates of annual compound stock price appreciation of 5% and 10% over the full option term from the date the option was granted. These rates represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises will depend upon the future performance of our common stock.

(3) Options vested as to 50% on the first anniversary of the date of grant and as to the remaining portion, in equal monthly installments over the following 24 months.

             2001 STOCK OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth for each of the Named Executive Officers information concerning the exercise of options during fiscal year 2001 and the number and value of securities underlying unexercised options held by the Named Executive Officer at December 31, 2001:

                                                     NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED                  IN THE MONEY
                                                          OPTIONS AT                          OPTIONS AT
                     SHARES                            DECEMBER 31, 2001                DECEMBER 31, 2001 (1)
                     ACQUIRED      VALUE        ------------------------------      ------------------------------
   NAME            ON EXERCISE    REALIZED      EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
   ----            -----------    --------      -----------      -------------      -----------      -------------
Alf T. Hansen          -----        -----          604,241            543,259            -----               -----
Kevin O'Kane           -----        -----           31,595             28,405            -----               -----
Hugh O'Kane            -----        -----           31,595             28,405            -----               -----
Joseph Haines           ----         ----          135,417            239,583            -----               -----
Victor DeJoy            ----         ----          279,417            239,583            -----               -----
Jonathan Stern       213,125    $ 576,072           55,000             61,875         $325,419            $366,096

---------------
(1) Value of unexercised in-the-money options are based on a value of $6.25 per share, the closing price on December 31, 2001, minus the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT ARRANGEMENTS

     In July, 1998, the Company entered into substantially similar employment agreements with Hugh O'Kane, Jr. and Kevin O'Kane. Under such agreements, Hugh O'Kane, Jr. agreed to initially serve as our President and Chief Operating
Officer and Kevin O'Kane agreed to initially serve as our Executive Vice President, and, in each case in any other capacity as requested by our board of directors through July 2003. Each agreement shall be automatically renewed for successive one year periods until terminated by either party. In February 2000, these agreements were amended to provide each individual an annual salary of $265,000, subject to periodic increases as approved by the compensation committee, and an annual bonus targeted at $300,000, subject to adjustment by the Compensation Committee. In connection with these amendments, each individual was granted options to purchase 60,000 shares of common stock at an exercise price of $7.33 per share. In the event either individual is terminated without cause, that individual is entitled to receive severance payments equal to 100% of his base salary through the end of his employment term.

     In August 1998, the Company entered into an employment agreement with Jonathan Stern to serve as its Chief Financial Officer. Under this agreement, Mr. Stern is paid base compensation in an amount not less than

$240,000 per year, subject to periodic increases as approved by the Compensation Committee. This Agreement was modified on February 14, 2000 to provide Mr. Stern a bonus of at least 40% of his base salary in the event we achieve targeted performance standards. Under his employment agreement, Mr. Stern received options to purchase 330,000 shares of our common stock at an exercise price of $0.33 per share. If Mr. Stern's employment is terminated without cause following a change of control of our company, 100% of Mr. Stern's options are to become exercisable. In the event Mr. Stern is terminated without cause, he is entitled to receive severance payments equal to 100% of his base salary and continuation of benefits for six months.

     In December, 1999, the Company entered into an employment agreement with Mr. DeJoy in which he agreed to serve as an Executive Vice President through December 2003. In addition, under his agreement, Mr. DeJoy agreed to serve as president of one of our subsidiaries. This agreement may be extended according to its terms. Under this agreement, Mr. DeJoy is paid compensation in an amount not less than $240,000 per year, subject to periodic increases as approved by the Compensation Committee, and, in the event we achieve targeted performance standards, he is entitled to receive a bonus of at least 40% of his base salary. In addition, Mr. DeJoy received options to purchase 525,000 shares, of our common stock at an exercise price of $6.67 per share upon execution of his agreement. These options vested as to the first 150,000 shares on the date of grant and, as to the balance, in equal monthly installments over the 36 months after the first anniversary of the date of grant. In the future, Mr. DeJoy is eligible to receive options to purchase at least 22,500 shares of common stock each year at an exercise price equal to the fair market value of our common stock on the date of grant. In the event Mr. DeJoy is terminated without cause or terminates his employment for good reason under the agreement, he is entitled to severance payments equal to 100% of his base salary for varying periods up to but not exceeding 18 months.

PERFORMANCE GRAPH

     The following graph compares, for the period from January 2, 2001, to December 31, 2001, the cumulative total shareholder return on Lexent's Common Stock with the cumulative total return on the Standard and Poor's 500 Index (The S&P 500 Index), the NASDAQ Composite Index (NASDAQ Composite), and a peer group index selected by the Company's management, which includes three public companies within the Company's industry (the "Peer Group"). The comparison assumes that $100 was invested on January 2, 2001 in the Company's Common Stock, the S&P 500 Index, the NASDAQ Composite and the Peer Group. The companies that comprise the Peer Group are: Dycom Industries, Inc., MasTec, Inc., and Quanta Services, Inc. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

 COMPARISON OF CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH FOR LEXENT, INC. 2001

                               PLOT POINTS TO COME

CERTAIN TRANSACTIONS

     The following is a description of relationships and transactions for the last fiscal year to which we have been a party, in which amounts involved exceed $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest, other than our compensation arrangements with our directors and named executive officers that are listed above.

     On January 1, 1997, Hugh O'Kane Electric Co., Inc., our predecessor company, repurchased common shares owned by Denis J. O'Kane, a stockholder and brother of each of Hugh J. O'Kane, Jr., our Chairman, and Kevin M. O'Kane, our Vice Chairman and Chief Operating Officer. In consideration for the repurchase, Denis O'Kane was issued a subordinated promissory note in the amount of $10.2 million. The note bears interest at the rate of 6% per year. The Company made the first payment on the note on July 23, 1998 in connection with the merger of Hugh O'Kane Electric Co., Inc. with and into our company. The payment was for $1.5 million plus accrued interest. The remaining balance is payable in 22 quarterly installments of $0.4 million plus accrued interest with the final payment due January 1, 2004. As of December 31, 2001, the outstanding principal balance of this note was $3.6 million.

     From time to time prior to our initial public offering in July 2000, the Company had borrowed funds from Hugh O'Kane, Jr. and Kevin O'Kane. At December 31, 1999, the amounts owed hereunder aggregated $0.6 million, of which $.4 million were repaid in August 2000 and $.2 million were repaid in November 2000.

     The Company leases three of our facilities from entities owned by Hugh and Kevin O'Kane and for two of these facilities, owned also by Denis O'Kane. Annual rentals for office and warehouse premises at 88-90 White Street in New York, New York are $0.3 million for calendar years 1998 through 2001, and $0.4 million for calendar year 2002. Annual rentals for office and warehouse premises in South Plainfield, New Jersey are $0.1 million for the twelve-month periods April through March, commencing April 1998 and ending March 2008. On May 1, 2000, the Company entered into a ten-year lease for a garage and warehouse facility in Long Island City, New York. The lease payments are $0.5 million per year commencing May 1, 2000.

     On July 20, 1998, the Company agreed to provide Denis O'Kane with lifetime medical, dental and life insurance benefits, and also, while he remains a common stockholder, a new automobile every three years and an office at his primary residence. Costs for such benefits are charged to expense as incurred, and amounted to $34,000, $33,000 and $45,000 for 2001, 2000 and 1999, respectively.
In addition, Denis O'Kane provided consulting services pursuant to an agreement with the Company for the period December 1, 2000 through November 30, 2001 for a fee of $83,000.

     Walter C. Teagle, III, a director and currently Executive Vice President, was on leave from his employment duties during the period February 2001 through December 2001. He performed various services for the Company while on leave. He received $183,500 during 2001.

     The Company has also agreed to pay its founder, Hugh O'Kane, Sr., a pension for life, which amounted to $75,000 for each of the years 2001, 2000 and 1999 respectively. In February 2002, the Board of Directors approved an increase in his annual pension to $100,000, effective March 1, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that through December 31, 2001, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were therewith complied, with the exception of the following:

     Alf T. Hansen filed one report late with respect to 20,000 shares sold in July 2001. The sale was reported on a Form 5 in February 2002.

     Charles T. Christ, our former Executive Vice President, failed to provide a written representation to us that he was not required to file a Form 5 in February 2002.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's 2003 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received by the Company's offices in New York City, New York by January 15, 2003 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                         SOLICITATION AND OTHER MATTERS

     The Company will bear the cost of preparing, assembling and mailing the enclosed proxy card. A copy of the Company's Annual Report for the year ended December 31, 2001 is being mailed to Stockholders concurrently with the mailing of this Proxy Statement. In connection with the rules of the Securities Exchange Commission, Financial Statements and the Supplementary Data (including
consolidated   financial  statements  of  the  Company  and  its  subsidiaries),
Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk, found in the Company's Form 10-K are incorporated by reference. STOCKHOLDERS MAY
RECEIVE A COPY OF THE COMPANY'S FORM 10-K, FREE OF CHARGE, BY FORWARDING A REQUEST TO INVESTOR RELATIONS, LEXENT INC., 3 NEW YORK PLAZA, NEW YORK, NY 10004.

     The Board of Directors of the Company does not intend to present, and does not have reason to believe that others intend to present, any matter of business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the person named in the enclosed proxy card to vote any proxies in accordance with his judgment.


                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ NOAH FRANZBLAU
                                       ------------------
                                       NOAH FRANZBLAU
                                       SECRETARY


DATED: April 15, 2002

                                   PROXY CARD

                                   LEXENT INC.
                              THREE NEW YORK PLAZA
                            NEW YORK, NEW YORK 10004

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Noah Franzblau, as Proxy, with the power to appoint his substitute, and hereby authorizes him, to represent and to vote, as designated below, all the shares of Common Stock of Lexent Inc. held of record by the undersigned on March 15, 2001 at the Annual Meeting of Stockholders to be held on May 13, 2002, or any adjournment thereof.

1. To elect the following individuals as members to the Board of Directors of the Company:

         [_] For all nominees               [_]   Withhold Authority
             listed below (except as              to vote for all
             marked to the contrary below).       nominees listed below.

          L. White Matthews III, Kevin M. O'Kane, and Walter C. Teagle III as Class I directors of the Company for a term of 3 years.

     To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:


     --------------------------------------------------------------------------

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent certified public accountant.

             FOR                  ABSTAIN               AGAINST

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign below. When shares are held by jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

------------ Signature  ------------ Signature (if held jointly) --------- Date